Exhibit 99.1

GSE Systems Reports Third Quarter 2023 Financial Results

Conference Call Scheduled for today, November 14, 2023, at 4:30pm ET.

Columbia, MD – November 14, 2023 - GSE Systems, Inc. (“GSE Solutions”, “GSE”, or “the Company”) (Nasdaq: GVP), a leader in advanced engineering and workforce solutions that support the future of clean energy production and decarbonization initiatives of the nuclear power industry, today announced financial results for the third quarter (“Q3”) ended September 30, 2023.

Q3 2023 and Recent Highlights

•	The Company reports positive Adjusted EBITDA of $0.7 million in Q3, an improvement from a loss of $(0.7) million a year ago.
•	New orders of $14.7 million in Q3, up from $6.2 million in Q2 and $10.2 million in Q3 of 2022.
•	Stronger Gross Profit Margin of 32.1% in Q3, up from 26.0% in Q2 and 27.4% in Q3 of 2022 due to incremental work in Engineering, including continued software sales.
•	Software and support sales were $1.4 million in Q3 of 2023 bringing our YTD total to $3.7 million, an increase of 3% over the nine months ended Q3 2022.
•
Backlog at September 30, 2023 increased to $37.6 million from $34.4 million at end of Q2. This includes $31.4 million of Performance Improvement Solutions backlog, and $6.2 million of Workforce Solutions backlog.

•	Ended Q3 with cash, cash equivalents and restricted cash of $3.5 million, including restricted cash of $1.5 million.

Management Commentary

 “I am pleased with the meaningful progress made during the third quarter.  Our focus on operational execution resulted in a significant improvement in Gross Profit, ultimately translating into positive Adjusted EBITDA, our first positive Adjusted EBITDA in eight quarters, and strongest Adjusted EBITDA since 2020.  This demonstrates where we intend to drive the business.  We will continue to focus on engineering utilization and driving higher margin business.”   commented Kyle J. Loudermilk, GSE’s President and Chief Executive Officer. “Orders in Q3 were solid, yet we still had orders that remain to be closed as industry remains conservative in normalizing traditional spend levels.  Our opportunity pipeline is very strong, and we are focused on converting those opportunities to bookable backlog.  We have purpose-built GSE over the years into a highly regarded provider of essential services to the nuclear power industry. The essential services we offer are aligned to the strategic and operational initiatives the existing fleet is actively planning to invest in: lifetime extension and the production of more power from the existing asset base.  These initiatives will require significant investment over decades, and we feel GSE is the right company with the right people at the right time to serve this mission.  Our recent wins for engineering services in particular demonstrate early progress towards our goals of winning new logos to grow and diversify the customer base while focusing on high margin wins."

Emmett Pepe, CFO of GSE Systems, added, “I am pleased to see our focus on utilization in our engineering segment and overall cost controls on operating expenses contributed to our positive adjusted EBITDA in the quarter.  The gross profit improvement driven by segment revenue growth related to increased project efficiency on large simulator projects is the result of our execution. We expect our gross profit margins and operating expenses to continue to trend positive while we continue to execute on our sales growth strategy.”

Q3 2023 FINANCIAL RESULTS

Revenue during Q3 2023 was $11.6 million an decrease of 6.6% compared to $12.4 million in Q2 2023, and revenue was $11.9 million in Q3 2022. The sequential decrease revenues was driven by decrease in Workforce Solutions, partially offset by large simulator build and upgrade projects in Engineering. The year-over-year decrease of $.3 million was primarily due to the wind down of large projects resulting in a reduction of staffing from our major customers, which continues to affect the power industry.

Engineering revenue was $8.7 million in Q3 2023 compared to $9.0 million in Q2 2023, and $8.1 million in Q3 2022. The sequential and year-over-year increases were largely due to several significant simulator upgrade projects which began later in 2022 with continued work performed during 2023.

Workforce Solutions revenue was $2.9 million in Q3 2023 compared to $3.3 million in Q2 2023, and $3.8 million in Q3 2022. The sequential and year-over-year decreases are mainly due to a reduction in staffing needs from our major customers, and the continued winding down of ongoing projects.

Gross profit in Q3 2023 was $3.7 million, or 32.1% of revenue. This compared to gross profit of $3.3 million, or 27.4% of revenue in Q3 2022, and $3.2 million, or 26.0% of revenue in Q2 2023. The increase in gross margin was primarily related to Engineering segment revenue growth related to increased project efficiency on large simulator projects.

Operating expenses in Q3 2023 were $5.5 million compared to $12.3 million in Q3 2022. Operating expenses were $4.0 million in Q2 2023. Included in Operating expenses was $0.9 million and $7.5 million of Goodwill and Intangible Asset impairment for the Q3 2023 and Q3 2022 respectively. In Q3 2023 we incurred a one-time $0.8 million expense related to litigation that was settled subsequent to quarter's end. When adjusted for the non-recurring impairment and litigation fees, Operating expenses were lower due to an improved corporate cost structure. The Company continues to maintain tight expense controls despite inflationary pressures.

Operating loss was approximately $(1.8) million in Q3 2023, compared $(9.0) million in Q3 2022. Operating loss was $(0.8) million in Q2 2023.

Net loss in Q3 2023 was $(2.0) million or $(0.82) per basic and diluted share, compared to net loss of $(9.0) million or $(4.22) per basic and diluted share in Q3 2022. Net loss was $(1.5) million or $(0.62) per basic and diluted share in Q2 2023.

Adjusted net loss1 totaled $0.2 million, or $0.07 per diluted share in Q3 2023, compared to adjusted net loss of $(1.1) million, or $(0.49) per diluted share, in Q3 2022. Adjusted net loss1 totaled $(1.3) million, or $(0.53) per diluted share in Q2 2023.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Q3 2023 was approximately $(1.4) million, compared to $(8.4) million in Q3 2022. EBITDA for Q2 2023 was approximately $(0.4) million.

Adjusted EBITDA1 totaled $0.7 million in Q3 2023, compared to $(0.7) million in Q3 2022. Adjusted EBITDA1 totaled $(0.4) million in Q2 2023.

Backlog at September 30, 2023, was $37.6 million, including $31.4 million of Performance Improvement Solutions backlog, and $6.2 million of Workforce Solutions.

1 Refer to the non-GAAP reconciliation tables at the end of this press release for a definition of "EBITDA", “adjusted EBITDA” and “adjusted net income”.

CONFERENCE CALL

GSE Systems has scheduled a conference call for today, November 14, 2023, at 4:30 p.m. ET (1:30 p.m. PT) to review these results. Interested parties can access the conference call by dialing (833) 974-2453 or (412) 317-5784 or can listen via a live Internet webcast at: https://app.webinar.net/qnLERpEj4B7. Access to the link is also available in the Investor Relations section of the Company's website at: https://www.gses.com/about/investors/.

A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 5754057. A webcast replay will be available in the Investor Relations section of the Company's website at https://www.gses.com/about/investors/ for 90 days.

ABOUT GSE SOLUTIONS

Proven by more than 50 years of experience in the nuclear power industry, GSE knows what it takes to help customers deliver carbon-free electricity safely and reliably. Today, GSE Solutions leverages top talent, expertise, and technology to help energy facilities achieve next-level power plant performance. GSE’s advanced Engineering and Workforce Solutions divisions offer highly specialized training, engineering design, program compliance, simulation, and technical staffing that reduce risk and optimize plant operations. With more than 1,100 installations and hundreds of customers in over 50 countries, GSE delivers operational excellence. www.gses.com.

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	Investor Contact
Kyle Loudermilk	Lytham Partners
Chief Executive Officer	Adam Lowensteiner, Vice President
GSE Systems, Inc.	(646) 829-9702
(410) 970-7800	gvp@lythampartners.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$11,566	$11,898	$34,826	$36,918
Cost of revenue	7,850	8,642	25,500	28,063
Gross profit	3,716	3,256	9,326	8,855

Selling, general and administrative	4,301	4,336	12,742	13,253
Research and development	139	186	474	510
Goodwill and Intangible asset impairment charge	937	7,505	937	7,505
Depreciation	43	69	144	213
Amortization of definite-lived intangible assets	108	209	400	700
Total operating expenses	5,528	12,305	14,697	22,181

Operating loss	(1,812)	(9,049)	(5,371)	(13,326)

Interest expense, net	(430)	(422)	(1,483)	(928)
Change in fair value of derivative instruments, net	180	263	420	377
Other loss, net	(30)	(2)	(118)	(58)

Loss before income taxes	(2,092)	(9,210)	(6,552)	(13,935)

Benefit from income taxes	(70)	(218)	(81)	(108)

Net loss	$(2,022)	$(8,992)	$(6,471)	$(13,827)

Net (loss) income per common share - basic and diluted	$(0.82)	$(4.22)	$(2.70)	$(6.55)

Weighted average shares outstanding - basic and diluted	2,480,505	2,128,888	2,398,468	2,110,194

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,041	$2,789
Restricted cash, current	378	1,052
Contract receivables, net of allowance for credit loss	10,697	10,064
Prepaid expenses and other current assets	569	2,165
Total current assets	13,685	16,070

Equipment, software and leasehold improvements, net	648	772
Software development costs, net	698	574
Goodwill	5,362	6,299
Intangible assets, net	1,287	1,687
Restricted cash - long term	1,081	535
Operating lease right-of-use assets, net	518	506
Other assets	42	53
Total assets	$23,321	$26,496

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term note	1,445	3,038
Accounts payable	2,346	1,262
Accrued expenses	1,832	2,084
Accrued compensation	1,790	1,071
Billings in excess of revenue earned	4,215	4,163
Accrued warranty	265	370
Income taxes payable	1,629	1,774
Derivative liabilities	1,538	603
Other current liabilities	987	1,286
Total current liabilities	16,047	15,651

Long-term note, less current portion	942	310
Operating lease liabilities noncurrent	315	160
Other noncurrent liabilities	168	144
Total liabilities	17,472	16,265

Commitments and contingencies (Note 16)

Stockholders' equity:
Preferred stock $0.01 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.01 par value; 60,000,000 shares authorized, 2,648,085 and 2,404,681 shares issued, 2,488,194 and 2,244,790 shares outstanding, respectively	26	24
Additional paid-in capital	85,196	83,127
Accumulated deficit	(76,455)	(69,927)
Accumulated other comprehensive income	81	6
Treasury stock at cost, 159,891 shares	(2,999)	(2,999)
Total stockholders' equity	5,849	10,231
Total liabilities and stockholders' equity	$23,321	$26,496

EBITDA and Adjusted EBITDA Reconciliation (in thousands)

References to “EBITDA” mean net loss, before considering interest expense, benefit from income taxes, depreciation and amortization. References to Adjusted EBITDA excludes irregular or non-recurring items and are not directly related to the Company’s core operating performance. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP. Management believes EBITDA and Adjusted EBITDA, in addition to operating profit, net income and other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because it excludes certain items that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Investors should recognize that EBITDA and Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-U.S. GAAP EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(2,022)	$(8,992)	$(6,471)	$(13,827)
Interest expense, net	430	422	1,483	928
Benefit from income taxes	(70)	(218)	(81)	(108)
Depreciation and amortization	232	365	792	1,167
EBITDA	(1,430)	(8,423)	(4,277)	(11,840)
Stock-based compensation expense	322	491	853	1,592
Change in fair value of derivative instruments, net	(180)	(263)	(420)	(377)
Goodwill and intangible asset impairment charge	937	7,505	937	7,505
Advisory fees	260	-	260	-
Provision for legal settlement	750	-	750	-
Adjusted EBITDA	$659	$(690)	$(1,897)	$(3,120)

Adjusted Net (Loss) Income and Adjusted EPS Reconciliation (in thousands, except per share amounts)

References to Adjusted Net Loss excludes certain items that are not directly related to the Company’s core operating performance and non-cash items that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Adjusted Net Loss and Adjusted Loss per Share (adjusted EPS) are not measures of financial performance under U.S. GAAP. Management believes Adjusted Net Loss and Adjusted Loss per Share, in addition to other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because the excluded items may, or could, have a disproportionate positive or negative impact on our results for any particular period. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-U.S. GAAP Adjusted Net Loss and Adjusted Loss per common Share to U.S. GAAP net loss, the most directly comparable U.S. GAAP financial measure, is as follows:

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	(2,022)	(8,992)	$(6,471)	$(13,827)
Stock-based compensation expense	322	491	853	1,592
Change in fair value of derivative instruments, net	(180)	(263)	(420)	(377)
Goodwill and intangible asset impairment charge	937	7,505	937	7,505
Advisory fees	260	-	260	-
Provision for legal settlement	750	-	750	-
Amortization of intangible assets related to acquisitions	108	209	400	700
Adjusted net loss	175	(1,050)	$(3,691)	$(4,407)

Adjusted loss per common share – Diluted	0.07	(0.49)	(1.54)	(2.09)

Weighted average shares outstanding – diluted(1)	2,480,505	2,128,888	2,398,468	2,110,194

(1) During the three and nine months ended September 30, 2023, we reported a U.S. GAAP net loss and an adjusted net loss. Accordingly, there were no dilutive shares from RSUs, warrants, or other dilutive instruments that are included in the adjusted net loss per share calculation, as all shares were considered anti-dilutive when calculating the net loss per share.

(1) During the three and nine months ended September 30, 2022, we reported a U.S. GAAP net income and an adjusted net loss. Accordingly, there were no dilutive shares from RSUs, warrants, or other dilutive instruments that are included in the adjusted net loss per share calculation, as all shares were considered anti-dilutive when calculating the net loss per share.